UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2009

Red Trail Energy, LLC
(Exact Name of Registrant as Specified in Its Charter)

North Dakota	000-52033	76-0742311
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

P.O. Box 11, 3682 Highway 8 South
Richardton, North Dakota 58652
(Address of Principal Executive Offices)(Zip Code)
701-974-3308
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SIGNATURES

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 15, 2009, Red Trail Energy, LLC (the “Company”) appointed Gerald Bachmeier, age 54, as the Company’s Chief Executive Officer.  Mr. Bachmeier is currently the Chief Manager of Greenway Consulting, LLC (“Greenway”), a position he has held since Greenway’s founding in 2001.  Mr. Bachmeier is currently also the Chief Manager of DENCO, LLC (“DENCO”), a position he has held since DENCO’s founding in 1999.  Mr. Bachmeier serves on the Board of Directors for Renewable Products Marking Group, the Renewable Fuels Association and the Minnesota Coalition for Ethanol.  Mr. Bachmeier has been involved in the ethanol industry for the past 19 years.

Greenway, one entity in which Mr. Bachmeier serves as Chief Manager, is party to a Management Agreement with the Company dated December 17, 2003.  During fiscal year 2008, Greenway received $1,058,632 from the Company for management consulting services provided to the Company, and during fiscal year 2009, Greenway has, as of June 12, 2009, received $106,715 from the Company for management consulting services provided to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Red Trail Energy, LLC

Date: June 17, 2009	By /s/ Mark E. Klimpel
	Name:	Mark E. Klimpel
	Title:	Chief Financial Officer